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                                                                    EXHIBIT 10.4


                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of February 10, 1998, by and among Packaged Ice Southeast, Inc. ("Buyer") and John Stanley Scianna and Jennifer Scianna (collectively the "Sellers").

                             PRELIMINARY STATEMENTS

         Sellers are engaged in the sale of packaged ice products in the Gulfport, Mississippi area (such business being hereinafter referred to as "Seller's Business" or the "Business").

         Sellers operate the Business under the name of  "All-American Ice."

         Sellers are desirous of selling to Buyer and Buyer is desirous of purchasing certain assets of Sellers' Business, upon the terms and conditions hereafter set forth;

         NOW THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations and warranties hereafter set forth, the parties hereby agree as follows:


                                I.  DEFINITIONS

         Unless the context otherwise requires, the terms defined in this
Section I shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

         "Assets" shall mean both the Real Property and personal property of the Sellers which are more fully described in Section 2.1 and Schedule 2.1 of this Agreement.

         "Bill of Sale" shall refer to the Bill of Sale conveying title to the Assets from Sellers to Buyer attached to this Agreement as Exhibit A.

         "Closing" shall mean the consummation of this Agreement.

         "Closing Date" shall mean the date on which this Agreement will be consummated.

         "Encumbrance" shall mean any mortgage lien, encumbrance, security interest, charge, pledge, conditional sale agreement, or adverse claim or restriction on transfer of any nature whatsoever.

         "Escrow Agreement" shall have the meaning set forth in Section 5.11 of this Agreement.

         "Escrow Agent" shall mean Metropolitan National Bank.
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         "Financial Statements"  shall have the meaning set forth in Section
3.3 of this Agreement.

         "Intangible Assets" shall mean all patents, trademarks, trademark licenses, trade names, brand names, slogans, copyrights, reprint rights, franchises, licenses, authorizations, inventions, processes, know-how, formulas, trade secrets and other intangible assets of and only of the Business (together with all pending applications, continuations- in-part and extensions for any of the above).

         "Real Property" shall mean that real property upon which Sellers' ice storage and distribution business is conducted in Gulfport, Mississippi, and more fully described in Schedule 2.1.

         "Sellers' Disclosure Memorandum" shall mean a memorandum prepared by Sellers and delivered to Buyer that lists all disclosures by Sellers concerning the Assets and the Business which are the subject of this Agreement.

         "Tax or Taxes" shall mean all excise, added value, sales, use, real and personal property, occupancy, business and occupation, mercantile, real estate, or other tax (including interest and penalties thereon and including estimated taxes thereof).

         "Title Insurance Policy" shall mean a title insurance policy, insuring title to the Real Property, issued by a nationally known title policy issuer, to be delivered to Buyer at Sellers' sole expense, at the Closing in an amount equal to $140,000.

                             II.  PURCHASE AND SALE

         2.1 PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions of this Agreement, Sellers agree to sell, convey, assign, transfer and deliver to Buyer, and Buyer agrees to purchase, at the Closing, the personal property, the Real Property, intangible assets, contracts and rights of Sellers related to the Sellers' Business which are described on Schedule 2.1 attached hereto and incorporated herein by reference, and all of the goodwill of Sellers' Business associated therewith (collectively the "Assets").

         2.2 PURCHASE PRICE. The Purchase Price for the Assets shall be $426,200. The Purchase Price, less any amounts to be paid directly to creditors of Sellers that are required to discharge any liens or other Encumbrances against the Assets and the Business and less the Escrow Amount, shall be paid to Sellers at the Closing. At the Closing, $80,000 of the Purchase Price shall be placed in escrow (the "Escrow Amount") with the Escrow Agent for a period of 12 months in accordance with the Escrow Agreement.

         2.3 ASSUMPTION OF LIABILITIES. It is hereby agreed and understood that Buyer is assuming no liabilities whatsoever of Seller, and the Assets will be conveyed free and clear of all Encumbrances arising out of Seller's Business or otherwise. Seller shall be responsible for all employment related expenses which accrue before the Closing Date, including, without





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limitation, salaries, wages, accrued vacation pay, sick pay or leave, unemployment compensation, ERISA obligations, pension and profit sharing plans, income tax withholding, and Social Security taxes. Seller will continue to be responsible for all tort, contractual, statutory and environmental liabilities (including, without limitation, all cleanup requirements) relating to the Assets or the business existing or accruing on or prior to the Closing Date. Seller will terminate its employees as of the Closing Date, and Buyer may thereafter hire any or all of such employees. The parties agree that Buyer is not assuming any of Seller's pension or profit sharing plans, and Seller shall remain responsible therefor.

         2.4 PRORATION. The parties shall prorate at the Closing the current year's ad valorem taxes and vehicle license fees on the property comprising the Assets, based on the latest available statements from taxing authorities, whether for the current tax year or the preceding tax year. Sellers' pro rata share of such taxes and vehicle license fees shall be the portion attributable to the period through the Closing Date, prorated by days. The prorated amounts shall be payable in the manner set forth below:

                 (a) If a prorated amount is payable by Buyer and determinable at the Closing, it shall be added to the amount payable by Buyer at the Closing.

                 (b) If a prorated amount is payable by Buyer and not determinable at the Closing, it shall be billed by Sellers when determinable and promptly paid by Buyer to Sellers.

                 (c) If a prorated amount is payable by Sellers and determinable at the Closing, it shall be deducted from the amount otherwise payable by Buyer at the Closing.

                 (d) If a prorated amount is payable by Sellers and not determinable at the Closing, it shall be billed by Buyer when determinable and promptly paid by Sellers to Buyer.

         2.5 ALLOCATION. Sellers and Buyer agree to file all Tax returns or reports including, without limitation, IRS Form 8594, for their respective taxable years in which the Closing occurs and to reflect the allocation of the Purchase Price on any such return or report and agree not to take any position inconsistent therewith before any governmental agency charged with the collection of any Tax or in any administrative proceeding. Buyer and Sellers hereby agree to make such allocations to the Purchase Price within 120 days after the Closing Date.

         2.6 PURCHASE PRICE ADJUSTMENT. The Purchase Price shall be reduced by the sum of the following and paid directly to Sellers' creditors:

                 (a) the Closing Date payoff amounts of all current and long term debt and current and Capital Leases (including any unpaid interest and prepayment penalties);

                 (b) any mortgages or other Encumbrances against the Real Property; and





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         2.7     PARTIES' INTENT.  It is the express intent of the parties
hereto for Sellers to sell to Buyer the Assets that formerly belonged to All-American Ice, Inc. which were vested in Sellers as the sole stockholders of All- American Ice, Inc. at the time of its involuntary dissolution. To the extent that subsequent to the Closing Date, any court of competent jurisdiction declares that any of the Assets actually and retroactively belong to All-American Ice, Inc., the officers, directors and stockholders of All-American Ice, Inc. agree to take all necessary action to convey the Assets to Buyer as contemplated by this Agreement.

               III.  REPRESENTATIONS AND WARRANTIES  OF SELLER

         Sellers, jointly and severally, represents and warrants to Buyer as follows:

         3.1 ORGANIZATION. Sellers are individuals, who as husband and wife, are residents of the State of Louisiana. Sellers were at all times the sole stockholders of All-American Ice, Inc. which was dissolved by the Mississippi Secretary of State on November 10, 1992. At no time from the incorporation of All-American Ice, Inc. until the date hereof have either Stanley Scianna or Jennifer Scianna either in their respective personal capacities or in their respective capacities as officers and directors of All-American Ice, Inc., caused any additional shares of stock to be issued either directly or indirectly.

         3.2 EXECUTION, DELIVERY AND PERFORMANCE OF AGREEMENT. The execution, delivery and performance by Sellers of this Agreement and the consummation of it by the transactions contemplated hereby have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by Sellers and constitutes the valid and binding obligation of Sellers, enforceable against Sellers, jointly and severally, in accordance with its terms. The execution, delivery and performance of this Agreement by Sellers will not, with or without the giving of notice, the passage of time, or both, violate, conflict with, result in a default, breach or loss of rights under, or result in the creation of any lien, claim or encumbrance pursuant to, any lien, encumbrance, instrument, agreement, or understanding, or any law, regulation, rule, order, judgment or decree, to which Sellers are a party or by which it is bound or affected, respectively.

         3.3 FINANCIAL STATEMENTS. Sellers have previously caused to be furnished to Buyer Sellers' unaudited balance sheet of the Business, as at December 31, 1996, and the related unaudited statement of income and statement of cash flow for the 12-month period then ended, and Sellers' unaudited balance sheet of the Business, as at December 31, 1997, and the related unaudited statement of income and statement of cash flow for the 12-month period then ended (all such balance sheets and related statements referenced to in this Section 3.3 are collectively referred to herein as the "Financial Statements").

         The Financial Statements present fairly the financial position, results of operations, changes in Sellers' equity, and cash flow of the Business as of the respective dates of and for the periods referred to in such Financial Statements, all in accordance with GAAP.

         Except as and to the extent reflected or reserved against in the Financial Statements or as disclosed by the Sellers in the Sellers' Disclosure Memorandum and except for liabilities arising





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in the ordinary course of business and consistent with past practice since the date of the Sellers' December 31, 1997 Balance Sheet, Sellers have operated the Business in the ordinary course and has incurred no liabilities which would be required to be reflected in accordance with GAAP, on a balance sheet as of the date hereof or disclosed in the notes thereto.

         Since November 30, 1997 there has not been any adverse change in the Business, operations, properties, prospects, assets or condition of the Business, and no event has occurred, nor does a circumstance currently exist, that may result in such an adverse change. Sellers further warrant and represent that the actual sales made and expenses incurred by the Business during 1997 are accurately and truly reflected on the December 31, 1997 Financial Statements. As of the Closing Date, the total amount of the Business' current liabilities does not exceed the total amount of the Business' current assets.

         3.4 ENCUMBRANCES ON THE ASSETS. Except as set forth on Sellers' Disclosure Memorandum, there are no debts, liabilities, mortgages, liens, security interests, charges, pledges, conditional sale agreements, or adverse claims or restrictions, transfers or any other Encumbrances whatsoever against the Assets, including any claim or Encumbrances arising against the Assets by operation of law. To the extent that any of the Assets are determined to have been forfeited to the State of Mississippi as a result of the involuntary dissolution of All-American Ice, Inc., Sellers hereby agree to indemnify Buyer for any and all losses or other Damages occurred by Buyer as a result of such forfeiture.

         3.5 BUSINESS OPERATIONS AND CONDITION OF ASSETS. Sellers acknowledge that Buyer is purchasing the Assets for the express purpose of operating a packaged ice storage and distribution business. All items comprising the Assets have been continuously used by Sellers in Sellers' Business and are now in serviceable condition unless expressly disclosed to the contrary by Sellers in Sellers' Disclosure Memorandum.

         3.6 TITLE TO THE ASSETS. Except as set forth in Sellers' Disclosure Memorandum, Sellers have good, legal and marketable title to all of the Assets. At the Closing, Sellers shall deliver to Buyer good, legal and marketable title to the Assets free from all Encumbrances. None of the Assets is subject to forfeiture under the provisions of Title 79, Section 79-1-17 of the Mississippi Code 1972 Annotated regarding the vesting of title in assets upon dissolution of a corporation.

         3.7 LITIGATION. Except as set forth in Sellers' Disclosure Memorandum, there is no pending claim, action, suit, proceeding or investigation (judicial, governmental or otherwise), nor any order, decree or judgment in effect or threatened, against or relating to Sellers, the Assets, the Business or the transactions contemplated by this Agreement, and no event has occurred or circumstances exist that will, or is reasonably likely to, give rise to or serve as a basis for the commencement of any claim, action, suit, proceeding or investigation.

         3.8 COMPLIANCE WITH LAWS. Sellers have complied with all laws, rules, regulations, ordinances, orders, judgments and decrees relating to the Assets. The ownership and use of the





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Assets and the conduct of the Business as it specifically relates to the Assets does not conflict with the rights of any other person.

         3.9 TAXES. All returns, including estimated tax returns, required to be filed after the Closing Date by or with respect to Sellers with respect to Taxes, that, if unpaid, might result in a lien upon any of the Assets, will be duly filed and will be true, correct and complete, and all Taxes payable pursuant thereto will be paid, except such Taxes, if any, as may be contested in good faith. No deficiency or adjustment in respect to any Taxes that have been assessed against or with respect to Sellers that if unpaid, might result in a lien upon any of the Assets, remains unpaid.

         All Taxes that relate to the Assets and that are payable or accruable by Sellers, or to which Sellers have any liability with respect to events occurring on or before the Closing Date have been paid in full or have been adequately provided for in the reserve for Taxes on the books of Sellers. All sales or transfer taxes arising as a result of this Agreement shall be borne by the Sellers.

         3.10    ENVIRONMENTAL.   Sellers have complied in all respects with
all laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) which have jurisdiction over Sellers, the Assets or the Business concerning pollution or protection of the environment, public health and safety, or employee health and safety, including, without limitation, laws relating to occupational safety and health, good manufacturing practices for food products, emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, Sellers have obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied, in all respects, with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in such laws.

         3.11 EMPLOYEE BENEFITS. All employee benefit plans, if any, (whether or not covered by ERISA), deferred compensation or executive compensation plans for employees, directors or independent contractors, and all other employee or independent contractor arrangements or programs that are maintained or contributed to by the Sellers (collectively, the "Sellers Plans" which are fully described in Section 3.11 of Sellers' Disclosure Memorandum) have been administered and operated in all material respects in compliance with their terms, ERISA, if applicable, the Internal Revenue Code (the "Code") and other applicable law. All Sellers Plans that are intended to be qualified under Section 401(a) of the Code, if any, are so qualified and a current favorable IRS determination letter exists for each such plan and covers the amendments required by the Tax Reform Act of 1986. All funded Sellers Plans, if any, are fully funded





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according to their terms and applicable law. No prohibited transaction or breach of fiduciary duty under ERISA has been committed by any fiduciary, disqualified person or party in interest of any of Sellers Plans. The Sellers have no liability, contingent or otherwise, under Title IV of ERISA. Sellers understand and agree that Buyer is not assuming any of Sellers' Plans and Sellers shall remain liable for all obligations thereunder.

         3.12 CONSENTS. Except as set forth in Sellers' Disclosure Memorandum, no consent or approval of any third party, public body or authority, and no consents or waivers from other parties to licenses, franchises, permits, agreements or other instruments are required to be obtained by Sellers as a result of the transfer of the Assets contemplated by this Agreement to (i) avoid the loss of any license, franchise, permit or other instrument or the creation of any lien or other claim on any Asset pursuant to the terms of any law, regulation, order, agreement or other legal requirement binding upon Sellers relating to the Business or to which any such Asset may be subject, or (ii) to enable Buyer to continue the operation of the Business substantially as conducted prior to the Closing.

         3.13 CONTRACTS. Sellers are not a party to any contracts relating to the Business or the Assets that are not terminable at will, other than those contracts of Sellers relating to the Business listed and described in Sellers' Disclosure Memorandum.

         3.14    INSURANCE AND WARRANTIES.

                 (a) Insurance. Sellers have in force all policies of insurance described in Section 3.14(a) of Sellers' Disclosure Memorandum insuring it (including descriptions of whether such policies and binders are "claims made" or "occurrences" policies, and the respective issuers and expiration dates thereof). Sellers have not been advised (i) of any risks or any fact or matter which might render such policies void or voidable, or (ii) any cancellations of insurance coverage, or increases in premium, or other costs related to insurance, to take effect, or that are proposed, or that may or will occur, following the Closing. All such policies are underwritten by reputable insurers, and there is no basis to believe the insurers are or are likely to become financially unsound. Sellers have not been refused insurance or been notified of any cancellation or involuntary reduction or other limitation of insurance during the past three years. Section 3.14(a) of Sellers' Disclosure Memorandum lists all claims made or dues to be made by Sellers, and all matters for which a claim could reasonably have been but was not made, against an insurer on account of events occurring since January 1, 1997.

                 (b) Warranties. Except as described in Section 3.14(b) of Sellers' Disclosure Memorandum, (i) Sellers have not agreed to become responsible for consequential damages or made any express warranties to third parties with respect to any products distributed or sold by Sellers and (ii) there are no warranties (express or implied) outstanding with respect to any products. A copy of each standard warranty of Sellers, if any, with respect to such product is included in Section 3.14(b) of Sellers' Disclosure Memorandum.





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         3.15    INVENTORIES.

                 (a) All inventories shown on the December 31, 1997 Balance Sheet consisted of, and all inventories thereafter acquired will consist of, items of good and merchantable quality and quantity usable or salable in the ordinary and regular course of Sellers' Business except for obsolete items and items below standard quality, all of which have been written off, or written down to net realizable value on the December 31, 1997 Balance Sheet. Each inventory or class was priced at the lower of cost or market on the first-in, first-out basis and, as to the classes of items inventoried and methods of counting and pricing, such inventories were determined in a manner consistent with prior years. Except to the extent, if any, disclosed in
Section 3.15 of Sellers' Disclosure Memorandum, Sellers have neither sold any of its inventory under agreements with an express right of return, nor consigned any inventory, and Sellers have no knowledge of any pending returns of inventory in any quantity.

                 (b) There have been no changes in the inventories reflected in the November 30, 1997 Balance Sheet and there will be no further changes in any such inventories except those changes resulting from write down or write offs, purchases in the ordinary and regular course of business and sale of merchandise inventory in the ordinary and regular course of business.

         3.16 SUPPLIERS AND CUSTOMERS. Except as set forth in Section 3.16 of Sellers' Disclosure Memorandum, no customer of Sellers has communicated to Sellers in any manner his or its intention to cease to do business with or trade with Sellers, or alter, modify or amend the terms with which it has conducted business with Sellers whether as a result of, or in contemplation of, the consummation of the transactions contemplated by this Agreement.

         3.17 COMPLETE AND ACCURATE DISCLOSURE. No representation or warranty made to Buyer in this Agreement or in connection with this transaction, to include all previous negotiations between Buyer and Sellers, contains or will contain an untrue statement of a fact, or omits or will omit to state a fact necessary to make such representation or warranty not misleading or necessary to enable a prospective purchaser of Sellers' Business or the Assets to make a fully informed decision. All documents and information which have been or will be delivered to Buyer or its representatives by or on behalf of Sellers are and will be true, correct and complete copies of the documents they purport to represent. There have been no changes in Sellers' Business from the commencement of negotiations between Buyer and Sellers and the Closing of this transaction.

         3.18 LIABILITIES OF ALL-AMERICAN ICE, INC. Sellers hereby warrant and represent that as successors in interest to All-American Ice, Inc., that Sellers will remain liable for all obligations whatsoever of Sellers, All-American Ice, Inc., and the Business.

         3.19 ABSENCE OF SENSITIVE PAYMENTS. Sellers have not made or maintained (i) any contributions, payments or gifts of its funds or property to any official, employee or agent of any vendor, customer or supplier, or of any governmental entity, where either the payment or the purpose of such contribution, payment or gift was or is illegal under the laws of the United States or any state thereof, or any other jurisdiction (foreign or domestic); or (ii) any contribution, or





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reimbursement of any political gift or contribution made by any other person, to candidates for public office, whether federal, state, local or foreign, where such contributions by Sellers were or would be a violation of applicable law.

                  IV. REPRESENTATIONS AND WARRANTIES OF BUYER

         4.1 CORPORATE EXISTENCE; GOOD STANDING; CAPITALIZATION. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas.

         4.2 POWER AND AUTHORITY. Buyer has the requisite corporate power and authority, and has been duly authorized, to enter into this Agreement and to perform all of its obligations hereunder. Buyer represents and warrants to Sellers that this Agreement has been duly executed and delivered by Buyer, and constitutes a valid and binding obligation in accordance with its terms.

                             V. COVENANTS OF SELLER

         Sellers, jointly and severally, hereby covenant and agree as follows:

         5.1 CONDUCT OF BUSINESS. Between the date hereof and the Closing Date, Sellers shall operate the Business in the ordinary course and continue normal capital expenditures and maintenance in connection with the Assets prior to the Closing Date, except (i) as may be permitted by this Agreement or (ii) as necessary to consummate the transactions contemplated hereby.

         5.2     INVESTIGATION BY BUYER.

                 (a) Between the date hereof and the Closing Date, Sellers shall (i) give Buyer and its authorized representatives and advisors access, at reasonable times and on reasonable notice, to all items of personal property and Real Property comprising the Assets, books and records, personnel, offices, and other facilities of the Assets, (ii) permit Buyer to make such inspections thereof as Buyer may reasonably require, and (iii) cause its employees, and its advisors to furnish to Buyer and its authorized representatives and advisors such financial and operating data and other information with respect to the Business prepared in the ordinary course of the Business as Buyer or its agent shall from time to time reasonably request.

                 (b) Sellers agree that, subsequent to the Closing Date, Buyer and its agents and accountants will be permitted reasonable access, during normal business hours, and as often as Buyer may reasonably request, consistent with reasonable requirements of Sellers, to the books and records of Sellers and its affiliates, insofar as such books and records contain information or data pertaining to the Assets prior to the Closing Date to the extent such information is not otherwise available at the offices or other facilities of the Buyer, and Buyer shall have the right to make copies thereof and excerpts therefrom.





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         5.3     CLOSING CONDITIONS.  Sellers will, to the extent within its control, use its best efforts to cause the conditions set forth in Article VII to be satisfied by the Closing Date.

         5.4 CONFIDENTIALITY. From and after the date hereof, Sellers will, and will cause its officers, employees, principals; affiliates, representatives, consultants and advisors, to hold in confidence all confidential information in the possession of Sellers, its officers, employees, principles, affiliates, representatives, consultants and advisors concerning the Assets. Sellers will not release or disclose any such information to any person other than Buyer and its authorized representatives. Notwithstanding the foregoing, the confidentiality obligations of this Section shall not apply to information:

                 (a) which Sellers are compelled to disclose by judicial or administrative process, or, in the reasonable opinion of counsel, by other mandatory requirements of law;

                 (b) which can be shown to have been generally available to the public other than as a result of a breach of this Section; or

                 (c) which can be shown to have been provided to Sellers by a third party who obtained such information other than as a result of a breach of a confidential relationship.

         5.5 PUBLIC ANNOUNCEMENT. Sellers and Buyer will cooperate in the public announcement of the transactions contemplated by this Agreement, and, other than as may be required by applicable law, no such announcement will be made by either party without the consent of the other party, which consent shall not be unreasonably withheld.

         5.6 NO SHOPPING. Sellers shall not solicit, initiate or participate, directly or indirectly, or cause any other person to solicit, initiate or participate, directly or indirectly, in discussions or negotiations with, or provide any information to, any other person (other than the Buyer) concerning, or enter into any agreement providing for (other than in the ordinary course of business) the acquisition of the Assets or part thereof (whether by merger, purchase of stock or assets or other similar transaction), other than the acquisition contemplated by this Agreement.

         5.7 FURTHER ASSURANCES. Sellers will use their best efforts to implement the provisions of this Agreement, and for such purpose Sellers, at the request of Buyer, at or after the Closing Date, will, without further consideration, promptly execute and deliver, or cause to be executed and delivered, to Buyer such deeds, assignments, bills of sale, consents, documents evidencing title and other instruments in addition to those required by this Agreement, in form and substance satisfactory to Buyer, as Buyer may reasonably deem necessary or desirable to implement any provision of this Agreement.

         5.8 INSURANCE. Sellers shall maintain insurance through the Closing Date with financially sound and reputable insurers unaffiliated with Sellers in such amounts and against such risks as are adequate to protect the Assets and the Business.





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         5.9     NONCOMPETITION AGREEMENT.  At the Closing, Sellers will enter into and deliver to Buyer noncompetition agreement in the form attached hereto as Exhibit 5.9 (the "Noncompetition Agreement").

         5.10 CESSATION OF BUSINESS/CHANGE OF NAME. Sellers will cease to conduct any business constituting the manufacturing, packaging, distribution and/or storage of packaged ice products under the name of "All-American" or any variation thereof.

         5.11 ESCROW AGREEMENT. At the Closing, Sellers shall execute and deliver to Buyer the escrow agreement in the form attached hereto as Exhibit
5.11 (the "Escrow Agreement").

         5.12 DISCHARGE OF SELLERS' DEBTS. Sellers hereby agree and acknowledge that Buyer is not assuming any debts of Sellers or the Business and that Sellers remain responsible for and will discharge all debts that relate to the Business and were incurred by Sellers prior to the Closing. Sellers furthermore agree to enter into the Undertaking Agreement in the form attached hereto as Exhibit 5.12.

                            VI.  COVENANTS OF BUYER

         6.1 ANCILLARY AGREEMENTS. At the Closing, Buyer will pay the Purchase Price and enter into the Noncompetition Agreement and all other ancillary documents required hereunder.

                                  VII. CLOSING

         7.1 TIME AND PLACE. The consummation of the sale and purchase of the Assets and the execution of the Noncompetition Agreement, the Escrow Agreement, the Undertaking Agreement and all other ancillary document required or contemplated hereunder (the "Closing") shall take place at a mutually agreeable time and in a mutually agreeable manner to include, but not limited to, the exchange of facsimile signature page counterparts that have been signed by the appropriate parties to this Agreement. The date of the Closing shall herein be referred to as the "Closing Date."

         7.2 SELLERS' OBLIGATIONS AT CLOSING. At the Closing, Sellers shall execute, acknowledge (where appropriate) and deliver to Buyer in form reasonably satisfactory to Buyer:

                 (a) An assignment or assignments assigning to Buyer the use and possession of all that property comprising the Assets;

                 (b) copies of all certificates of occupancy, licenses, permits, authorizations, and approvals required by law and issued by all governmental authorities having jurisdiction, if any, and the original of each bill for current real estate and personal property taxes, together with proof of payment thereof (if any of the same have been paid);

                 (c) Bills of Sale, assignments or other suitable transfer documents transferring to Buyer, the Assets, free and clear of all liens and Encumbrances, in form reasonably satisfactory to counsel for Buyer which includes the form UCC-3 or other appropriate form indicating release of liens by any secured party and that no action of redress or reclamation shall be sought by any secured party against Buyer or the Assets;

                 (d)      the Noncompetition Agreement;

                 (e) a Certificate of Compliance, in form and substance satisfactory to Buyer, from Sellers indicating that Sellers have complied with their obligations contained in this Agreement, that all representations and warranties contained in this Agreement or in any certificate required to be delivered in connection with this Agreement shall be accurate at and as of the Closing with the same force and effect as though made at Closing, and no adverse change with respect to the Sellers has occurred;

                 (f) Sellers shall deliver a warranty deed transferring the Real Property to Buyer, free and clear of all Encumbrances, along with the Title Insurance Policy;

                 (g) Sellers will execute and deliver to Buyer the Undertaking Agreement and the Escrow Agreement; and

                 (i) Sellers will execute and deliver to Buyer all other ancillary documents required hereunder.

         7.3     BUYER'S OBLIGATIONS AT CLOSING.  At the Closing, Buyer will:

                 (a) deliver to Sellers by wire transfer or check an amount equal to $426,200 less amounts needed to discharge Encumbrances and less $80,000 to be placed into escrow in accordance with the terms set forth in this Agreement and the Escrow Agreement;

                 (b) deliver to the holders of any Encumbrances the amounts necessary to discharge the Encumbrances against the Assets;

                 (c) deliver to Sellers executed counterparts of the Noncompetition Agreement and all other ancillary documents required hereunder; and

                 (d) a Certificate of Compliance from an officer of Buyer indicating that Buyer has materially complied with its obligations, representations and warranties contained in this Agreement.

                 (e) in the event that Sellers are not able to convey the Real Property to Buyer at the Closing free and clear of all Encumbrances, Buyer, at Buyer's sole discretion, shall have the option to place $140,000 of the Purchase Price into escrow, in addition to the Escrow Amount, with the Escrow Agent (subject to the same terms and conditions of the

         Escrow Agreement) until such time that the Sellers are able to convey said Real Property to Buyer with a title insurance policy as set forth in this Agreement. During such time that the aforementioned $140,000 that is held by the Escrow Agent, said $140,000 shall be subject to the same claims as may be made against the Escrow Amount as set forth in this Agreement and the Escrow Agreement. In the event that Sellers are unable to convey the Real Property to Buyer free and clear of all Encumbrances at the Closing, Sellers hereby agree to lease the Real Property to Buyer at a lease rate of $1 per month until such time that Sellers are able to convey the Real Property to Buyer as contemplated by this Agreement. If Sellers are unable to convey the Real Property to Buyer within 180 days of the Closing Date, Buyers shall be under no further obligation to purchase the Real Property and the $140,000 placed into escrow as additional escrow shall be returned to Buyer.

                          VIII.  CONDITIONS TO CLOSING

         8.1 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to complete the transactions contemplated at the Closing shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

                 (a) Performance. Each agreement and obligation of Sellers to be performed on or before the Closing Date shall have been duly performed in all respects;

                 (b) Representations and Warranties True; No Adverse Change. The representations and warranties of Sellers contained herein or in any certificate required to be delivered in connection with this Agreement shall have been accurate on the date hereof and shall be accurate at and as of the Closing and since the date hereof there shall have occurred no adverse change in the business operations, properties, prospects, Assets or condition of Sellers;

                 (c) No Violation of Statutes, Orders, etc. There shall not be in effect any decree or judgment enjoining Buyer from consummating the transactions contemplated hereby;

                 (d) Third Party Creditors. All third party creditors of the Business and the Assets will be paid in full and have released all liens or claims against the Assets, or Sellers shall provide to Buyer documentation from all third party creditors indicating that the third party creditors have released their liens against the Assets and consented to Sellers' conveyance of the Assets to Buyer free and clear of all liens or other Encumbrances;

                 (e) Ancillary Agreements. Sellers shall have entered into the Noncompetition Agreement, the Undertaking Agreement, the Escrow Agreement and all other ancillary documents required hereunder; and

                 (f) Merger Agreement. Buyer and the shareholders of Scianna's Party Ice, Inc. shall have consummated the Agreement and Plan of Merger by and among Buyer and the shareholders of Scianna's Party Ice, Inc. dated February 12, 1998.

         8.2 CONDITIONS TO OBLIGATIONS OF SELLERS. The obligation of Sellers to complete the transactions contemplated at the Closing shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

                 (a) Performance. Each agreement of Buyer to be performed on or before the Closing Date shall have been duly performed in all material respects;

                 (b) Representations and Warranties True. The representations and warranties of Buyer contained herein shall have been true in all material respects;

                 (c) No Violation of Statutes, Orders, etc. There shall not be in effect any decree or judgment enjoining Sellers from consummating the transactions contemplated hereby; and

                 (d) Merger Agreement. Buyer and the shareholders of Scianna's Party Ice, Inc. shall have consummated the Agreement and Plan of Merger by and among, Buyer and the shareholders of Scianna's Party Ice, Inc. dated February 12, 1998.

                              IX.  INDEMNIFICATION

         9.1 INDEMNIFICATION OF BUYER BY SELLERS. Sellers agree to indemnify, defend and hold harmless Buyer and Buyer's employees, agents, heirs, legal representatives, and assigns from and against any and all claims, suits, losses, expenses (legal, accounting, investigation and otherwise), damages and liabilities, including, without limitation, tax liabilities (hereinafter, collectively "Damages"), arising out of or relating to (i) any liability or obligation of Sellers or the Business, (ii) any inaccuracy of any representation or warranty set forth in this Agreement or the breach of any covenant made by Sellers in or pursuant to this Agreement, (iii) any claim by any third party creditor of the Business or All-American Ice, Inc., (iv) any claim by any stockholder of All-American Ice, Inc., (v) any claim or cause of action arising with respect to the conduct or condition of the Business or Assets prior to the Closing, whether or not disclosed to Buyer. The obligation of the Sellers to indemnify Buyer shall continue notwithstanding Buyer's knowledge of the inaccuracy of any representation or warranty of the Sellers' set forth in this Agreement or in any document or certificate furnished or required to be furnished pursuant to this Agreement.

         9.2 INDEMNIFICATION OF SELLERS BY BUYER. Buyer agrees to indemnify, defend and hold harmless Sellers from and against only those Damages arising out of or relating to any material inaccuracy or any material misrepresentation of any warranty of Buyer set forth in this Agreement or the material breach of any covenant made by Buyer in or pursuant to this Agreement.

         9.3 CLAIMS FOR INDEMNIFICATION. Whenever any claim arises for indemnification hereunder, the indemnified party (hereafter the "Indemnified Party") shall notify the indemnifying party (hereafter the "Indemnifying Party") in writing by registered or certified mail promptly after the Indemnified Party has actual knowledge of the facts constituting the basis for such claim (the "Notice of Claim"). Such notice shall specify all material facts known to the Indemnified Party giving rise to such indemnification right, and to the extent practicable, the amount or an estimate of the amount of the liability arising therefrom. The failure of any Indemnified Party to promptly notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligation to indemnify in respect to such action and shall not relieve the Indemnifying Party of any other liability which they may have to any Indemnified Party unless such failure to notify the Indemnifying Party prejudices the rights of the Indemnifying Party. Any claim of Buyer against Sellers for any Damages shall be in accordance with the provisions set forth in
Section 9.6 herein.

         9.4 RIGHT TO DEFEND. If the facts giving rise to any such claim for indemnification involve any actual or threatened claim or demand by any third party against the Indemnified Party, the Indemnifying Party shall be entitled (without prejudice to the right of the Indemnified Party to participate in the defense of such claim or demand at its expense through counsel of its own choosing) to assume the defense of such claim or demand in the name of the Indemnified Party at the Indemnifying Party's expense and through counsel of its own choosing, which counsel shall be reasonably satisfactory to the Indemnified Party, if it gives written notice to the Indemnified Party within forty-five (45) days after receipt of the Notice of Claim that the Indemnifying Party intends to assume the defense of such claim and acknowledges its liability to indemnify the Indemnified Party for any losses resulting from such claim; provided, however, that if the Indemnifying Party does not elect to assume the defense of any claim, then (a) the Indemnifying Party shall have the right to participate in the defense of such claim or demand at its expense through counsel of its own choosing, provided the Indemnified Party shall control the defense of such claim, (b) the Indemnified Party may settle any such claim without the consent of the Indemnifying Party, however, the Indemnifying Party may not settle any such claim without the prior written consent of the Indemnified Party; and (c)
Section 9.5 hereof shall be inapplicable. Whether or not the Indemnifying Party does choose to so defend such claim, the parties hereto shall cooperate in the defense thereof and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be requested in connection therewith. To the extent Sellers are the Indemnified Parties for any actual or threatened claim or demand by any third party, Sellers shall have the right to control the prosecution of any counterclaim or right related to such a claim or demand, provided that Sellers agree to reasonably cooperate with Buyer with respect to the prosecution of such counterclaim or right.

         9.5 SETTLEMENT. Except as provided in Section 9.4, (i) the Indemnified Party shall make no settlement of any claim that would give rise to liability on the part of the Indemnifying Party under an indemnity contained in this Article IX without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld and (ii) the Indemnifying Party can settle without the consent of the Indemnified Party only if the settlement involves only the payment of money for which the Indemnifying Party will be fully liable. No other settlement of any claim may be made without the consent of both the Indemnified Party and the Indemnifying Party, which consent shall not be unreasonably withheld.

         9.6 EFFECT OF TERMINATION. Without limiting any other rights the parties may have, the parties specifically agree that the warranties, representations and covenants contained in this Article will continue to be enforceable following termination of this Agreement.

                                X.  TERMINATION

         10.1 TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date by any of the following:

                 (a) Mutual Consent. By mutual written consent of Sellers and Buyer;

                 (b) Misrepresentation or Breach. By Sellers if there has been a material misrepresentation or a material breach of a warranty or covenant herein or in any agreement required to be delivered pursuant hereto on the part of the Buyer;

                 (c) Misrepresentation or Breach. By Buyer if there has been a misrepresentation or a breach of a warranty or covenant herein or in any agreement required to be delivered pursuant hereto on the part of the Sellers;

                 (d) Failure of Condition to Buyer's Obligations. By Buyer, if all of the conditions set forth in Section 8.1 have not been satisfied;

                 (e) Failure of Condition to Sellers' Obligations. By Sellers, if all of the conditions set forth in Section 8.2 have not been satisfied;

                 (f) Court Order. By Sellers or Buyer if consummation of the transactions contemplated hereby shall violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

                 (g) Adverse Change. By Buyer if any event has occurred after the date hereof which is, or will result in an adverse change in the prospects, Business or condition of the Assets.

         10.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 10.1(a), all further obligations of Sellers and Buyer under this Agreement shall terminate without further liability of Sellers or Buyer.

         If the Sellers fail to consummate the transactions contemplated on their part to occur on the scheduled Closing Date, in circumstances whereby all conditions of the Closing set forth in Section 8.2 have been satisfied in all material respects or waived, Buyer's sole remedy shall be to (i) to require Sellers to consummate and specifically perform the transactions contemplated hereby, in accordance with the terms of this Agreement, and to obtain from Sellers any attorney fees incurred in connection with procuring such specific performance or (ii) terminate this

Agreement and reimbursement of its out-of-pocket expenses incurred directly in connection with the negotiation, preparation and performance of this Agreement.

         If Buyer fails to consummate the transactions contemplated on its part to occur on the Closing Date, in circumstances whereby all conditions of the Closing set forth in Section 8.1 have been satisfied in all respects or waived, Sellers' sole remedy shall be to (i) to require Buyer to consummate and specifically perform the transactions contemplated hereby, in accordance with the terms of this Agreement, and to obtain from Buyer any attorney fees incurred in connection with procuring such specific performance or (ii) terminate this Agreement and obtain reimbursement of its out-of-pocket expenses incurred directly in connection with the negotiation, preparation and performance of this Agreement.


         10.3 RIGHT TO PROCEED. Notwithstanding anything in this Agreement to the contrary, if any condition specified in Section 8.1 or 8.2 has not been satisfied, Sellers or Buyer, in addition to any other rights which may be available to it, respectively, shall have the right to waive any such condition that is for its benefit and to require the other party hereto to proceed with the Closing.

                               XI.  MISCELLANEOUS

         11.1 EXPENSES. Legal, accounting and other costs and expenses incurred in connection with this transaction shall be paid by the party
incurring such expenses.   Any sales, use or transfer tax imposed on either
party as a result of the transfer of this transaction shall be paid solely by Sellers.

         11.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in or made in connection with this Agreement shall survive the Closing.

         11.3 INUREMENT; ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and, if properly assigned, assigns. This Agreement may not be assigned by any party without the written consent of the other parties hereto, except that Buyer may assign this Agreement to any entity that acquires all of the assets or stock of Buyer.

         11.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Schedules and Exhibits hereto, and the related agreements referred to herein embody the entire agreement of the parties hereto, and supersede all prior agreements and understandings, with respect to the subject matter hereof.

         11.5 SEVERABILITY. Any provision of this Agreement which is invalid, unenforceable or illegal in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such invalidity, unenforceability or illegality without affecting the remaining provisions hereof and without affecting the validity, enforceability or legality of such provision in any other jurisdiction.

         11.6 INCORPORATION OF EXHIBITS AND SCHEDULES. All Exhibits and Schedules referenced in this Agreement, and any statements contained therein or in any certificate or instrument delivered pursuant hereto, constitute an integral part of this Agreement and shall be deemed made in this Agreement as if set forth in full herein.

         11.7 CAPTIONS AND HEADINGS; USE OF TERM "PERSON". Captions and headings used herein are for convenience only, do not constitute a part of this Agreement, and shall not be considered in construing this Agreement. Unless the context otherwise requires, all article, section or subsection cross-references are to articles, sections and subsections within this Agreement. As used herein, the term "person" shall mean any corporation, partnership, venture, proprietorship, trust, benefit plan or other entity or enterprise.

         11.8 GOVERNING LAW; VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         11.9 NOTICE. All notices of requests, demands or other communications required or to be given hereunder shall be delivered by hand, overnight courier, facsimile transmission, or by United States Mail, postage prepaid, by registered or certified mail (return receipt requested), to the addressed indicated below and shall be deemed given when received by the addressee thereof:

        to Sellers:              John Stanley and Jennifer Scianna
                                 1428 Beaver Circle
                                 Bogalusa, Louisiana 70427

        with a copy to:          John Gallaspy
                                 301 Louisiana Avenue
                                 Bogalusa, Louisiana 70427

        to Buyer:                Packaged Ice Southeast, Inc.
                                 8572 Katy Freeway, Suite 101
                                 Houston, Texas 77024
                                 Attn: A.J. Lewis III, President

        with a copy to:          Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                 300 Convent St.
                                 Suite 1500
                                 San Antonio, Texas 78205
                                 Attn:    Alan Schoenbaum

or such other address or addresses as may be expressly designated by either party by notice given in accordance with the foregoing provision.

         11.10 AGENTS OR BROKERS. Sellers and Buyer mutually represent and agree with each other that no agents or brokers have been utilized in the solicitation or negotiation of the sale of the Business and no fees, commissions or expenses of any type shall be due or payable out of the proceeds of the Purchase Price by either party to this Agreement.

         11.11 TIME IS OF THE ESSENCE. Time is of the essence of this Agreement, and all time limitations shall be strictly construed and rigidly enforced. The failure or delay in the enforcement of any rights or interests granted herein shall not constitute a waiver of any such right or interest or be considered as a basis for estoppel.

         11.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

         11.13   ARBITRATION.     Any controversy or claim arising out of or
relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Rules of the American Arbitration Association by a single arbitrator to be located in San Antonio, Bexar County, Texas, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, and shall not be appealable.

               [ASSET PURCHASE AGREEMENT SIGNATURE PAGE FOLLOWS]

                   [ASSET PURCHASE AGREEMENT SIGNATURE PAGE]


Executed on the date first written above.


                                  PACKAGED ICE SOUTHEAST, INC.


                                  By:
                                     ------------------------------------------
                                           A.J. Lewis, III, President




                                  ---------------------------------------------
                                  JOHN STANLEY SCIANNA, AN INDIVIDUAL



                                  ---------------------------------------------
                                  JENNIFER SCIANNA, AN INDIVIDUAL

                         LIST OF SCHEDULES AND EXHIBITS

         Exhibit A                Bill of Sale

         Schedule 2.1             Assets

         Exhibit 5.9              Noncompetition Agreement

         Exhibit 5.11             Escrow Agreement

         Exhibit 5.12             Undertaking Agreement

         Sellers' Disclosure Memorandum

         General Warranty Deed





                                       1